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                                                                    Exhibit 23.1


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                          Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nash Finch Company of our report dated March 26, 1998, included in the 1997 Annual Report to Shareholders of Nash Finch Company.

Our audit also included the financial statement schedule of Nash Finch Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein insofar as such information relates to periods covered by our report.

We also consent to the incorporation by reference in Registration Statement No. 33-64313, Registration Statement No. 33-54487 and Registration Statement No. 333-27563 on Form S-8 of our report dated March 26, 1998 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Nash Finch Company.



/s/Ernst & Young LLP
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Minneapolis, Minnesota
April 3, 1998